UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 16, 2008

BioFuel Energy Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33530	20-5952523
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Broadway, Suite 1060

Denver, CO  80202

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 592-8110

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:

This Form 8-K/A amends the Current Report on Form 8-K of BioFuel Energy Corp. (the “Company”) dated January 16, 2008, and filed with the Securities and Exchange Commission (the “SEC”) on January 18, 2008 (the “Original 8-K”), in which the Company reported, under Item 5.02, the appointment of Richard I. Jaffee, John D. March and Mark W. Wong to the Board of Directors of the Company.  At the time of filing the Original 8-K, the committees of the Board of Directors to which each of the above named directors would be appointed had not been determined.  This report provides the committee appointments of the above named directors as approved by the Board of Directors on June 10, 2008.  The Original 8-K is not changed in any other respects.

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors to Committees of the Board of Directors

On June 10, 2008, the Board of Directors of the Company established its Compensation Committee and Governance and Nominating Committee and also replaced David Einhorn on the Audit Committee in order to comply with the applicable rules of the SEC and NASDAQ.  In addition to her service on the Audit Committee, as previously reported in the Current Report on Form 8-K of the Company dated September 10, 2007, and filed with the SEC on September 11, 2007, Elizabeth K. Blake has been appointed to serve as the Chairperson of the Governance and Nominating Committee.  The directors appointed to each of the committees are as follows:

Audit Committee

Alexander P. Lynch*

Elizabeth K. Blake

Richard I. Jaffee

Compensation Committee

Mark W. Wong*

John D. March

Alexander P. Lynch

Governance and Nominating Committee

Elizabeth K. Blake*

Richard I. Jaffee

John D. March

*Committee Chairperson

Each of the directors appointed as members of the committees as listed above has been determined by the Board of Directors of the Company to be an independent director according to the rules and regulations of the SEC and NASDAQ.  Additionally, the Board of Directors of the Company has determined that Mr. Lynch is an “audit committee financial expert” as defined in the rules and regulations of the SEC and NASDAQ.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOFUEL ENERGY CORP.

Date: June 13, 2008	By:	/s/ Scott H. Pearce
	Name:	Scott H. Pearce
	Title:	President and Chief Executive Officer